Exhibit 99.1

Ivanhoe Energy receives US$2.2 million short-term loan from Executive Co-Chairman Robert Friedland

CALGARY, Oct. 10, 2014 /CNW/ - Ivanhoe Energy Inc. (TSX: IE; NASDAQ: IVAN) announced today that the company's working capital has been augmented by a US$2.2 million (approximately C$2.4 million) secured bridge loan provided by founder and Executive Co-Chairman, Robert Friedland.

In addition, concurrent with the advancing of the bridge loan, Mr. Friedland also has resigned as the Executive Co-Chairman and as a director of the company. Mr. Friedland remains the largest shareholder of the company, owning 16.78% of the issued and outstanding common shares, as well as remaining a holder of US$7.0 million principal amount of the company's outstanding convertible debentures.

Mr. Friedland commented, "As the company's largest shareholder, a holder of its unsecured convertible debt and now as a secured lender, it is appropriate for me to step aside from my company roles to avoid any potential for conflicts of interest. However, as this loan demonstrates, I continue to remain highly supportive of Ivanhoe Energy and its management team."

Mr. Friedland said he is open to the possibility of rejoining the board at some time in the future, once the potential for conflicts of interest has been removed.

The bridge loan bears interest at the rate of 10% per annum, with a maturity of six months from the date of advance. Mr. Friedland's loan is secured by a first charge against the assets of the company, with the exception of all assets and subsidiaries of Ivanhoe Energy Latin America.

Ivanhoe Energy is an independent international heavy oil exploration and development company focused on pursuing long-term growth in its reserves and production using advanced technologies, including its proprietary heavy oil upgrading process (HTL®). Core operations are in Canada, the United States and Ecuador, with business development opportunities worldwide. Ivanhoe Energy trades on the Toronto Stock Exchange with the ticker symbol IE and on the NASDAQ Capital Market with the ticker symbol IVAN. For more information about Ivanhoe Energy Inc. please visit www.ivanhoeenergy.com.

FORWARD-LOOKING STATEMENTS: This document includes forward-looking statements, including forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, but are not limited to the potential for commercialization and future application of the heavy oil upgrading technology and other technologies, statements relating to the continued advancement of Ivanhoe Energy's projects, statements relating to the timing and amount of proceeds of agreed upon and contemplated disposition transactions, statements relating to anticipated capital expenditures, statements relating to the timing and success of regulatory review applications, and other statements which are not historical facts. When used in this document, the words such as "could," "plan," "estimate," "expect," "intend," "may," "potential," "should," and similar expressions relating to matters that are not historical facts are forward-looking statements. Although Ivanhoe Energy believes that its expectations reflected in these forward-looking statements are reasonable, such statements involve risks and uncertainties and no assurance can be given that actual results will be consistent with these forward-looking statements. Important factors that could cause actual results to differ from these forward-looking statements include the potential that the Company's projects will experience technological and mechanical problems, new product development will not proceed as planned, the HTL® technology to upgrade bitumen and heavy oil may not be commercially viable, geological conditions in reservoirs may not result in commercial levels of oil and gas production, the availability of drilling rigs and other support services, uncertainties about the estimates of reserves, the risk associated with doing business in foreign countries, environmental risks, changes in product prices, our ability to raise capital as and when required, our ability to complete agreed upon and planned asset dispositions, competition and other risks disclosed in Ivanhoe Energy's 2013 Annual Report on Form 10-K filed with the U.S. Securities and Exchange Commission on EDGAR and the Canadian Securities Commissions on SEDAR.

SOURCE Ivanhoe Energy Inc.

%CIK: 0001106935

For further information: Information contacts: Investors: Bill Trenaman +1.604.331.9834; Media: Bob Williamson +1.604.512.4856

CO: Ivanhoe Energy Inc.

CNW 19:27e 10-OCT-14